Exhibit 21.1
REVANCE THERAPEUTICS, INC.
LIST OF SUBSIDIARIES
1.Revance Therapeutics Ltd., incorporated in England and Wales.
2.Revance International Limited, incorporated in the Cayman Islands.
3.Hint, Inc. (d/b/a HintMD), incorporated in Delaware.